HomeStreet, Inc. Reports First Quarter 2018 Results

Key highlights and developments for first quarter 2018:

•
Loans held for investment grew to $4.78 billion, an increase of $250.9 million, or 6%, from $4.53 billion at December 31, 2017, and an increase of $794.4 million, or 20%, from $3.99 billion at March 31, 2017

•	Deposits increased to $5.05 billion, up 6% from December 31, 2017 and 10% from March 31, 2017

•	The ratio of non-performing assets to total assets fell to 0.16%, the lowest level since 2006

•	Three de novo retail deposit branches opened during the quarter

•	Mortgage Banking segment results were adversely impacted by reduced gain-on-sale margins, lower origination volumes, and lower servicing income

•	A cost reduction initiative executed in April 2018 is expected to result in $12.4 million of planned personnel and other annualized cost savings

SEATTLE – April 23, 2018 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq:HMST) (including its consolidated subsidiaries, the “Company” or “HomeStreet”), the parent company of HomeStreet Bank, today announced net income of $5.9 million, or $0.22 per diluted share for the first quarter of 2018, compared with net income of $34.9 million, or $1.29 per diluted share for the fourth quarter of 2017, and $9.0 million, or $0.33 per diluted share for first quarter of 2017. Net income for the fourth quarter of 2017 included a one-time, non-cash tax benefit of $23.3 million, or $0.86 per share. Core net income(1) for the first quarter of 2018, was $5.6 million, or $0.21 per diluted share, compared with core net income(1) of $11.5 million, or $0.42 per diluted share, for the fourth quarter of 2017, and $9.0 million, or $0.33 per diluted share, for the first quarter of 2017.
In response to the ongoing challenges in our Mortgage Banking Segment and reduced expectations for growth, in April we took steps to improve our cost structure and efficiency. These steps include reductions in headcount and other non-personnel costs in the Commercial and Consumer Banking and the Mortgage Banking business units as well as corporate support functions. These actions resulted in a headcount reduction of 86 FTE and a decrease in non-personnel related expenses, which we expect will result in an annualized reduction of planned pre-tax expense of $12.4 million.

“The first quarter of 2018 was one of meeting challenges,” said Mark K. Mason, Chairman, President, and Chief Executive Officer. “The limited supply of new and resale housing has become acute and is beginning to be felt nationwide, the yield curve has flattened considerably to near historic lows, and the capital markets experienced periods of extreme volatility during the quarter. Nevertheless, we made significant progress on our strategic goals of growth and diversification with loans held for investment increasing by 6% during the quarter while asset quality continued to improve. Nonperforming assets decreased to 0.16% of total assets, representing the lowest absolute and relative levels of problem assets since 2006. We were also able to increase deposits by 6%, aided by a 4.3% increase in business deposits.”
“The results of our Mortgage Banking Segment continue to be adversely impacted by higher interest rates which have reduced demand for refinance mortgages, and the limited supply of new and resale housing in our markets has limited the volume of purchase mortgages. This lower volume of new and resale housing has increased price competition, putting downward pressure on our composite profit margin. Additionally, the flattening yield curve and increased convexity in our mortgage servicing portfolio have substantially reduced our mortgage servicing revenue.”
“In the face of these challenges, in April we implemented a company-wide cost reduction plan, reducing headcount and non-personnel related expenses. These actions were tailored to reduce costs meaningfully while maintaining safe and sound risk management and an ability to meet our strategic goals. Of the 86 FTE reductions, 37 were in the Mortgage Banking segment. We appreciate the service of those employees affected by these actions and believe the steps we have taken will be sufficient to address our current challenges. However, we remain focused on identifying additional ways to improve our cost structure and efficiency as we work through this part of the mortgage cycle and pursue the goals of our strategic plan.”
For details on the complete earnings release, please refer to the Company's investor relations website at http://
ir.homestreet.com as well as the Company's Form 8-K filing at www.sec.gov.

(1) For notes on non-GAAP financial measures see the end of this summary release.

Conference Call
HomeStreet, Inc., the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, April 24, 2018 at 1:00 p.m. ET. Mark K. Mason, President and CEO, and Mark R. Ruh, Executive Vice President and Chief Financial Officer, will discuss 2018 first quarter results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10118479 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada and 1-412-317-1075 internationally) shortly before 1:00 p.m. ET.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10118479.

The information to be discussed in the conference call will be posted on the Company's web site after the market closes on Monday, April 23, 2018.
About HomeStreet
Now in its 98th year, HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington and is the holding company for HomeStreet Bank, a state-chartered, FDIC-insured commercial bank. HomeStreet offers consumer, commercial and private banking services, along with investment and insurance products, and originates residential and commercial mortgages and construction loans for borrowers located primarily in the Western United States and Hawaii. Certain information about our business can be found on our investor relations web site located at http://ir.homestreet.com.

Contact:	Investor Relations:
HomeStreet, Inc.
Gerhard Erdelji (206) 515-4039
Gerhard.Erdelji@HomeStreet.com
http://ir.homestreet.com

Forward-Looking Statements
This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success, as well as plans and expectations for future actions and events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry and our expectations about the future regarding recent and planned growth. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond management's control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with recent restructuring activities, the ongoing need to anticipate and address similar issues affecting our business, and challenges to our ability to efficiently expand our banking operations, meet our growth targets, maintain our competitive position and generate positive net income and cash flow. These limitations and risks include changes in general political and economic conditions that impact our markets and our business; actions by the Federal Reserve Board and financial market conditions that affect monetary and fiscal policy; regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, including new or changing interpretations of existing statutes or regulations and restrictions that could be imposed by our regulators on certain aspects of our operations or on our growth initiatives and acquisition activities; our ability to maintain electronic and physical security of our customer data and our information systems; our ability to maintain compliance with current and evolving laws and regulations, our ability to attract and retain key personnel; the uncertainty and potentially destabilizing impact on our employees and customers from the recent activity of shareholder activists; our ability to make accurate estimates of the value of our non-cash assets and liabilities; our ability to operate our business efficiently in a time of lower revenues and increases in the competition in our industry and across our markets; and the extent of our success in resolving problem assets. The results of our restructuring activities and cost efficiency measures may fall short of our financial and operational expectations. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards, decreases in interest rates; increase in competition for loans; unfavorable changes in general economic conditions, including housing prices and the job market; the impact of natural disasters on housing availability; the ability of our customers to meet their debt obligations; consumer confidence and spending habits either nationally or in the regional and local market areas in which we do business; and recent and future legislative or regulatory actions or reform that affect us directly or our business or the banking or mortgage industries more generally. A discussion of the factors that may pose a risk to the achievement of our business goals and our operational and financial objectives is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which we update from time to time in our filings with the Securities and Exchange Commission. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

The information contained herein is unaudited, although certain information related to the year ended December 31, 2017 has been derived from our audited financial statements for the year then ended as included in our 2017 Form 10-K. All financial data should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2017 and the notes to such consolidated financial statements of HomeStreet, Inc., and subsidiaries as of and for the fiscal year ended December 31, 2017, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we have disclosed the following non-GAAP financial measures: core net income; core diluted income per common share; core efficiency ratios; net income (loss), excluding income tax reform-related items and acquisition-related items, net of tax, for our Commercial and Consumer Banking Segment and our Mortgage Banking Segment; return on average shareholders' equity, return on average tangible shareholders’ equity, and return on average assets, in each case excluding income tax reform-related items, restructuring related items, net of tax, and acquisition-related items, net of tax; tangible book value per share; and average tangible shareholders’ equity. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We have disclosed core net income; core diluted income per common share; noninterest expense, excluding income tax reform-related items, restructuring-related items, net of tax, acquisition-related items, net of tax; net income, excluding income tax reform-related items and acquisition-related items, net of tax, for our Commercial and Consumer Banking Segment; and net income (loss), excluding tax reform-related items, restructuring-related items, net of tax, for our Mortgage Banking Segment to provide comparisons of quarter-to-date fiscal 2018 information to the corresponding periods of fiscal 2017, excluding the impact of the Tax Reform Act related tax benefit, the after-tax impact of restructuring charges and the after-tax impact of acquisition-related expenses. We also have presented core efficiency ratios, which eliminate costs incurred in connection with these acquisitions. We refer to all of the above measurements as “Core” measurements. We have also presented return on average shareholders' equity, return on average tangible shareholders’ equity, and return on average assets, in each case excluding income tax reform-related items, restructuring related items and acquisition-related items, net of tax. We believe all of these measures are useful to investors who are seeking to exclude the Tax Reform Act related tax benefit, the after-tax impact of restructuring charges and the after-tax impact of acquisition-related expenses, which we recorded in connection with our merger with Orange County Business Bank on February 1, 2016, with our acquisition of two retail deposit branches in Lake Oswego, Oregon on August 12, 2016, two retail deposit branches in Southern California on November 11, 2016 and one retail deposit branch in Southern California on September 15, 2017. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our results of core operations by excluding certain restructuring-related expenses, as well as acquisition-related revenues and expenses, that may not be indicative of our expected recurring results of operations.

Similarly, we have provided information about our balance sheet items, including total loans, total deposits and total assets, adjusted in each case to eliminate acquisition-related impacts.

We also have disclosed tangible book value per share of common stock and return on average tangible shareholders’ equity which are non-GAAP financial measures.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are available to institutional investors and analysts to help them assess the strength of our business on a normalized basis.

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures:

	Quarter Ended
(in thousands)	Mar. 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017

Consolidated results:
Net income	$5,866	$34,915	$13,839	$11,209	$8,983
Impact of income tax reform-related benefit	—	(23,326)	—	—	—
Impact of restructuring-related (recoveries) expenses, net of tax	(230)	(169)	2,520	67	—
Impact of acquisition-related (recoveries) expenses, net of tax	(39)	47	229	115	—
Core net income	$5,597	$11,467	$16,588	$11,391	$8,983

Diluted earnings per common share	$0.22	$1.29	$0.51	$0.41	$0.33
Impact of income tax reform-related benefit	—	(0.86)	—	—	—
Impact of restructuring-related (recoveries) expenses, net of tax	(0.01)	(0.01)	0.09	—	—
Impact of acquisition-related (recoveries) expenses, net of tax	—	—	0.01	0.01	—
Core diluted earnings per common share	$0.21	$0.42	$0.61	$0.42	$0.33